Exhibit 10.3

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 28th day of October, 2008, by and among SILICON VALLEY BANK (“SVB”), OXFORD FINANCE CORPORATION (“Oxford”) and MAP PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”). SVB and Oxford are sometimes individually referred to as a “Lender”, and collectively the “Lenders.”

RECITALS

A. Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of May 2, 2008 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”). Capitalized terms used but not defined in the Amendment shall have the meanings given to them in the Loan Agreement.

B. Borrower and Lenders desire to amend the Loan Agreement as more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.	Amendment to Loan Agreement.

1.1 Section 6.3(a) (Financial Statements, Reports, Certificates). Section 6.3(a) is amended in its entirety and replaced with the following:

(a) (i) within thirty (30) days after the end of each month, company prepared internal drafts of its balance sheet and income statement covering Borrower’s operations during such period, represented by Borrower’s president, treasurer or chief financial officer (each, a “Responsible Officer”) to be true and correct to his/her knowledge; and (ii) within forty-five (45) days after the end of each quarter, company prepared internal drafts of its cash flow statement covering Borrower’s operations during such period, represented by Borrower’s president, treasurer or chief financial officer (each, a “Responsible Officer”) to be true and correct to his/her knowledge;

2.	Limitation of Amendment.

2.1 The amendment set forth in Section 1 above is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver, or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lenders may now have or may have in the future under or in connection with any Loan Document.

2.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

3.	Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

4.	Effectiveness. This Amendment shall be deemed effective as of May 2, 2008 upon the due execution and delivery of this Amendment by each party hereto; and

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

LENDERS		BORROWER

SILICON VALLEY BANK		MAP PHARMACEUTICALS, INC.

By:	M. F. FORDE	By:	C. Y. CHAI
Name:	Mercy Forde	Name:	Christopher Y. Chai
Title:	SPM	Title:	CFO

OXFORD FINANCE CORPORATION

By:	T. A. LEX
Name:	T. A. Lex
Title:	COO

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